As filed with the Securities and Exchange Commission on March 10, 2026

Registration No. 333-239446

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMPCO-PITTSBURGH CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	3561	25-1117717
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification Number)

Ampco-Pittsburgh Corporation

726 Bell Avenue, Suite 301

Carnegie, PA 15106

(412) 456-4400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David G. Anderson

Vice President, Chief Financial Officer and Treasurer
Ampco-Pittsburgh Corporation

726 Bell Avenue, Suite 301

Carnegie, PA 15106

(412) 456-4400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Jeremiah G. Garvey
Seth H. Popick
Cozen O’Connor P.C.
One Oxford Center
301 Grant Street, 41st Floor
Pittsburgh, Pennsylvania 15229
Telephone: (412) 620-6500

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large, accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large, accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large, accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”), filed by Ampco-Pittsburgh Corporation (the “Registrant”) relates to the Registration Statement on Form S-1, as amended (No. 333-239446), originally filed with the U.S. Securities and Exchange Commission (“SEC”) on June 26, 2020 and declared effective by the SEC on August 13, 2020 (the “Registration Statement”), which registered subscription rights to purchase up to 12,800,795 units consisting of up to 5,714,285 shares of the Registrant’ common stock and Series A warrants to purchase up to 5,714,285 shares of the Registrant’s common stock at a subscription price of $1.5624 per unit.

In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement (the “Securities”) that have not been sold at the termination of the offering, the Registrant hereby amends the Registration Statement by filing with the SEC this Post-Effective Amendment in order to deregister all such Securities registered under the Registration Statement which remain unsold. The Securities are being removed from registration because the Securities are no longer being offered or sold pursuant to the Registration Statement. As a result of this deregistration and upon the effectiveness of this Post-Effective Amendment, no Securities will remain registered pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Carnegie, Commonwealth of Pennsylvania on the 10th day of March, 2026.

AMPCO-PITTSBURGH CORPORATION
/s/ J. Brett McBrayer
Name: J. Brett McBrayer
Title: Chief Executive Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.